As filed with the Securities and Exchange Commission on October 10, 2024.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UPSTREAM BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	38-4187694
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

890 Winter Street, Suite 200

Waltham, MA 02451

(781) 208-2466

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Gabriela Morales-Rivera William D. Collins Kathryn W. Clerici Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Kristin VanderPas Dave Peinsipp Denny Won Charles S. Kim Cooley LLP 3 Embarcadero Center, 20th Floor San Fransisco, CA 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-282197

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Upstream Bio, Inc. (the “Registrant”) by 2,875,000 shares, 375,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-282197), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on October 10, 2024, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

107	Filing Fee Table

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282197), originally filed with the Securities and Exchange Commission on September 18, 2024 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 10th day of October, 2024.

UPSTREAM BIO, INC.

By:	/s/ E. Rand Sutherland
Name:	E. Rand Sutherland, M.D., M.P.H.
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ E. Rand Sutherland E. Rand Sutherland, M.D., M.P.H.	Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2024

/s/ Michael Paul Gray Michael Paul Gray, M.B.A.	Chief Financial and Operations Officer (Principal Financial Officer and Principal Accounting Officer)	October 10, 2024

* Ronald C. Renaud, Jr., M.B.A.	Director and Chairman	October 10, 2024

/s/ Daniella Beckman Daniella Beckman	Director	October 10, 2024

* Erez Chimovits, M.B.A., M.Sc.	Director	October 10, 2024

* H. Edward Fleming, Jr., M.D.	Director	October 10, 2024

* Liam Ratcliffe, M.B.Ch.B., Ph.D., M.B.A.	Director	October 10, 2024

* Marcella Kuhlman Ruddy, M.D., M.S.	Director	October 10, 2024

*By:	/s/ E. Rand Sutherland
E. Rand Sutherland, M.D., M.P.H.
Attorney-in-Fact